EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent

First Allen Parish Bancorp, Inc.



                                                                   State of
Subsidiary*                                Percentage Owned      Incorporation

First Federal Savings and Loan                  100%                Federal
  Association of Allen Parish